Exhibit 10.2

LIGAND PHARMACEUTICALS INCORPORATED

EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2009)

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The aggregate number of shares of Common Stock reserved for issuance over the term of the Plan shall be 1,310,248 shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods, which shall continue until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased (ii) the Plan Administrator shall have terminated the Offering Period as provided below or (iii) the Plan shall have been sooner terminated.

B. Each Offering Period shall be six (6) months in duration, commencing on each January 1 and July 1 during the term of the Plan. The Plan Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings (but in no event may the duration of any Offering Period under the Plan exceed twenty-four (24) months), or to provide that purchases shall be made more frequently under the Plan during each Offering Period, without stockholder approval pursuant to an action taken prior to the commencement of the first Offering Period to be affected thereafter.

C. The Plan Administrator may in its discretion terminate any ongoing Offering Period when, in the sole discretion of the Plan Administrator, such termination would be in the best interests of the Corporation or its stockholders, including, without limitation, to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan. Upon such early termination, a new Offering Period will begin at the time designated by the Plan Administrator.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the Entry Date of any Offering Period under the Plan may enter that Offering Period on such Entry Date, provided he or she remains an Eligible Employee.

B. Each Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization or such other forms as the Plan Administrator may determine) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

C. A Participant’s completion of the enrollment forms will enroll such Participant in the Plan for each successive Offering Period on the terms contained therein until the Participant either submits new enrollment forms, withdraws from participation under the Plan or otherwise becomes ineligible to participate in the Plan.

VI. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Offering Period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during an Offering Period, reduce his or her rate of payroll deduction (including to zero (0%)) to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Offering Period.

(ii) The Participant may, prior to the commencement of any new Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Offering Period following the filing of such form.

B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used by the Corporation for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. Subject to the terms and conditions contained herein, the Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

VII. PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHTS. A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of one or more installments over the remainder of such Offering Period, upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in one or more installments on each successive Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Offering Period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Entry Date for that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant during any Offering Period shall not exceed 7,500 shares and the maximum number of shares of Common Stock purchasable per Participant during any calendar year shall not exceed 7,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization as contemplated in Section III.B. above. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and to establish limitations on the maximum number of shares that may be purchased in total by all Participants on each Purchase Date during that Offering Period.

E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F. SUSPENSION OF PAYROLL DEDUCTIONS. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the Offering Period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the Offering Period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that Offering Period in compliance with the accrual limitations of Article VIII.

G. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the Offering Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Offering Period in which such termination occurs shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Offering Period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded.

(iv) If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Corporation will automatically cease to deduct the Participant’s payroll under the Plan and will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

During a leave of absence approved by the Corporation or a Corporate Affiliate and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. The payroll deductions of an individual who returns to active employment following an approved leave of absence or a leave of absence meeting the requirements of Treasury

Regulation Section 1.421-7(h)(2) shall automatically resume at the rate in effect at the time such leave began, unless the Participant withdrew from the Plan during his or her leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will cease automatically to participate in the Plan and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded. An individual who returns to active employment following a leave of absence that was unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2) will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

H. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control (or such other date prior to the occurrence of the Change in Control as is determined by the Plan Administrator), by applying the payroll deductions of each Participant for the Offering Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the Offering Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock on such date. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date, as may have been established by the Plan Administrator pursuant to Section VII.D. above.

The Corporation shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

I. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded. In addition, the Plan Administrator may limit the total number of shares to be issued on any Purchase Date when, in the sole discretion of the Plan Administrator, such limitation would be in the best interests of the Corporation or its stockholders, including without limitation to limit or eliminate any compensation expense to the Corporation in connection with the shares of Common Stock to be issued under the Plan. In the event of such a limitation, the Plan Administrator shall make a pro-rata allocation of the available shares and any appropriate refund as provided above.

J. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

K. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would permit such Employee’s rights to purchase stock of the Corporation or any Corporate Affiliate to accrue at a rate which exceeds the $25,000 limit set forth in Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

B. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

C. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on April 16, 2009, and became effective at the Effective Time.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last Trading Day in June 2019 or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time. However, no such amendment, modification or termination may adversely affect any purchase rights outstanding under the Plan without the consent of the affected Plan participant if such Board action shall become effective prior to the close of the current Offering Period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan.

B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan to an amount less than 85% of the lower of (A) the Fair Market Value per share of Common Stock on the Entry Date for an Offering Period or (B) the Fair Market Value per share of Common Stock on the Purchase Date, whichever is lower, or (iii) modify the eligibility requirements for participation in the Plan.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

D. All Eligible Employees of the Corporation (or of any Corporate Affiliate) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Corporation, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

APPENDIX

The following definitions shall be in effect under the Plan:

A. BOARD shall mean the Corporation’s Board of Directors.

B. CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more Offering Periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C. CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation’s common stock.

F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 423), whether now existing or subsequently established.

G. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated that shall by appropriate action adopt the Plan.

H. EFFECTIVE TIME shall mean July 1, 2009. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Corporation or Corporate Affiliate and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

J. ENTRY DATE shall mean the first day of each Offering Period.

K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined as follows: If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 ACT shall mean the Securities Act of 1933, as amended.

M. OFFERING PERIOD shall mean each six (6) month period commencing on any January 1 or July 1 on or after the Effective Date. The duration and timing of Offering Periods may be changed pursuant to Section IV.B of the Plan.

N. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

O. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

P. PLAN shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. PURCHASE DATE shall mean the last Trading Day of each Offering Period.

S. STOCK EXCHANGE shall mean any established national securities exchange, including, without limitation, the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange.

T. TRADING DAY shall mean any day on which the Common Stock is actually traded.